Exhibit 99.1

 Adam Sullivan, CEO Jim Nygaard, CFO Matt Brown, COO  October 30, 2025  Investor Presentation

 2  FORWARD-LOOKING STATEMENTS  This presentation contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale, grow its business and execute on its growth plans and contractual commitments, source sufficient energy at attractive rates, the advantages,  expected growth, and anticipated future revenue of the Company, and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to attract customers for our high density colocation capabilities; our ability to perform under our existing colocation agreements, our ability to maintain our competitive position in our existing operating segments; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting high density computing; changing expectations with respect to ESG policies; the effectiveness of our compliance and risk management methods. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial  position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

 Key investment highlights  Leadership team brings over of 150-years of combined experience building data center infrastructure  Strong balance sheet provides future financial flexibility to execute on strategic growth opportunities  Sales pipeline remains robust and includes a mix of hyperscale and non-hyperscale customers  Colocation contracts deliver compelling economics and strong margins  12-yr contracts with CoreWeave provide >$10 Billion in total contract value and ~$850 Million in avg. annual run rate revenue

Expanding our portfolio of **powered digital infrastructure**

~1.4 GW of Existing Gross Power Capacity, Enabling ~1 GW of Client-Billable Power Across 9 U.S. Sites



Grand Forks, North Dakota

Total Billable Power	~70MW
Site Status	**Future Colocation Site**

Calvert City, Kentucky

Total Billable Power	~100MW
Site Status	**Future Colocation Site**

Muskogee, Oklahoma

Total Billable Power	~70MW
Customer	CoreWeave

Marble, North Carolina

Total Billable Power	~65MW
Customer	CoreWeave

Pecos, Texas

Total Billable Power	~200MW
Site Status	**Future Colocation Site**

Dalton, Georgia

Total Billable Power	~175MW
Customer	CoreWeave

Auburn, Alabama

Total Billable Power	~30MW
Site Status	**Available for Colocation**

Austin, Texas

Total Billable Power	~20MW
Customer	CoreWeave

Denton, Texas

Total Billable Power	~260MW
Customer	CoreWeave

CORE SCIENTIFIC

We maintain a robust, and growing, **power expansion pipeline**

Current Colocation Power Expansion Pipeline

~2.3 GW	=	~1.5 GW
*in existing and future **gross power** allocations from utility partners*		*in existing and future **billable power** available for colocation contracts*

In addition to the ~2.3 GW of gross power; ~1.5 GW of billable power within our current pipeline, **we are actively progressing ~1 GW of incremental capacity through targeted paid load studies** based on feedback from utilities, representing total potential expansion opportunities in aggregate of **~3.3 GW of gross power; ~2.2 GW of billable power**

CORE SCIENTIFIC

CoreWeave contract summary

~590 MW infrastructure (~800 MW gross)	**Over $10 Billion** In revenue potential over contracts' term	**~$850 Million** avg. annual run rate revenue[1]
75% to 80% anticipated profit margin[2]	**12-year** contracts with two 5-year options[3]	**Client pays** for capex[4], power and utilities



1. Represents the estimated average annual revenue over the 12-year contract periods; Austin, Texas contract term is a 7-year period.
2. Expenses include facilities operations, repairs & maintenance, security, FTEs, insurance, property taxes, etc.
3. Austin, Texas contract term is 7 years with elective extensions.
4. Up to $1.5 Million per MW (or approximately $750 Million) of data center build out costs are funded by CoreWeave and credited against hosting payments at no more than 50% of monthly fees until fully repaid. The balance of modification costs relate to items purchased directly by CoreWeave and contributed for use in the facility. For the additional 70 MW expansion, Core Scientific is responsible for funding $104 Million of capex ($1.5M per MW) for the powered core and shell with no capex credit associated with this new agreement.

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CORE SCIENTIFIC

On track to energize **250 MW** by the end of **2025** and a total of **590 MW** by early **2027**

Cumulative Energization Timeline for Existing CoreWeave Contracted Capacity

~20 MW | **250** MW | **590** MW

2025	2026	2027

Estimated Contracted High-Density Colocation MW by Site

Site	Delivery Plan Target
Denton, TX	~260 MW
Dalton, GA	~175 MW
Muskogee, OK	~70 MW
Marble, NC	~65 MW
Austin, TX	~20 MW
Total	**~590 MW**

Final Site Renderings


Denton
Marble
Dalton
Muskogee

CORE SCIENTIFIC

 8  Key Contract Features  Contract Detail  Contract Type  Take-or-pay  Customer is committed to paying for contracted capacity, regardless of utilization  Ability to Terminate  No ability to unilaterally terminate the contract  Cost  Fixed price  Price is set upfront, including an annual escalator regardless of actual project costs  Execution Risk  Joint execution risk  Both parties aligned on meeting key milestones  Security Interest  UCC filings  We have liens on the data center assets  Total Core Scientific Capex Spend  $104 Million for 70 MW  CoreWeave contract detail

 9  ~120+ MW Energized Across Denton & Marble Sites  Contracted site construction progress  Precast Building Completed at Dalton 1 & Muskogee Sites  Denton  Marble  Dalton  Muskogee

 10  Rob Hepler  Head of Data Center Operations  Matt Tyndall  Head of Site Development  Trip Guinan  VP of Site Development  Chip Scaglione  VP of Site Development  Kelsey Gallagher  VP of Site Development  JP Balajadia  Sr. Director of Site Dev  Jon Gibbs  Sr. Director of Site Dev  Data center team with 150+ years of combined experience  Matt Brown  Chief Operations Officer  Data Center team with 150+ years of combined experience

 ORE SCIENTIFIC  11  What to expect by Q4 earnings  Signing of at least one new colocation customer  1  One or more new power contract(s) at existing site(s)  2  New major power contract and site in top US market  3  Additional details on scalable financing approach  4

 12  Appendix

CoreWeave Colocation Contracts Double Click

1	2	3	4
Customer Contract Executed	**Pay Vendors for Assets and Services**	**Site Revenue and Billing Commencement** [1]	**Pass Through and Variable Service**
Execute Order Form	**Pay Vendors for Assets and Services**	**Available for Exclusive Use and Ready for Service**	**Power, Utilities and Variable Svs. Rev.**
• Contract executed for 10 MW of billable capacity • 12-year term • Monthly base license fee includes an annual escalator • $1.5M/MW represents prepaid base license fee funded by Customer	• Project designs, specifications, and development plans completed • Purchase orders completed and invoices presented to Customer for funding, including any cost increases (e.g., tariffs) • Cash received from Customer used to pay vendor invoices	• Timing of GAAP revenue recognition may differ from cash received • Contract Revenue recognized on a straight-line basis • Cost of revenue recorded for Colocation operating costs • Prepaid base license fee (50%)	• Power and utilities costs incurred • Direct pass-through of power cost to Customer • Revenue recorded for variable services requested by client (remote hands)
Financial Statement Impact			

• No financial statement impact on execution	• Fixed assets recorded to Construction in Progress ("CIP") ($1.5M/MW)
	• Deferred Revenue recorded for Prepaid License Fees
	• Core investing cash outflow (CAPEX) funded by operating cash inflow (Prepaid License Fees)
	• No Income Statement impact
	• No vendor payments made prior to receiving cash from Customer
	• No net cash impact
		• Available for Use
		  ○ License fee revenue begins (recognized on a straight-line basis); no cash received
		• Ready for Service
		  ○ Gross base license fees begin
		  ○ Prepaid base license fee applied to cash billing at 50% until fully applied
		  ○ Cash received equals gross base license fee less prepaid base license fee
		• CIP placed into service as Property Plant and Equipment when ready for service
		• Cost of Revenue recorded, including facilities ops., D&A, etc.
		• Cash flows are revenue net of amortization of deferred revenue – prepaid license fee and receivable for revenue recognized in excess of billings
			• Revenue & Cost of Revenue grossed-up for power cost pass through, with no mark up
			• Revenue and related costs recorded for variable services rendered

[1] GAAP revenue recognition may occur before billing commencement date and in an earlier period than actual service fee billing and payment

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CORE SCIENTIFIC

Pro forma share count – September 30, 2025  $ Millions  310  97  10  24  42  28  511  Sharecount  Tranche 1 Warrants  Tranche 2 Warrants  Restricted Stock and  August 2024  December 2024  Total Pro Forma  @ October 20, 2025  Performance Based Units  Convertible Note  Convertible Note  Diluted Share Count  ~201M Shares

 15  Denton May 2025  Denton October 2025  Muskogee May 2025  Muskogee October 2025  Contracted site construction progress

 16  Marble May 2025  Marble October 2025  Dalton 1 May 2025  Dalton 1 October 2025  Contracted site construction progress